Exhibit 4.5(k)

Schedule of Omitted Supplements to U.S. Guarantee Agreement

The supplements to the U.S. guarantee agreement referenced below are substantially identical in all material respects to the Supplement No. 14 dated as of November 9, 2015 to the U.S. Guarantee dated as of November 17, 2006, as amended and restated as of February 26, 2014, as supplemented (the “U.S. Guarantee Agreement”) and filed as Exhibit 4.5(j) to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2023 (the “Annual Report”), except as to the names of the additional U.S. guarantors listed on the signature pages thereto and the dates on which such supplements to the U.S. Guarantee Agreement were entered into. These supplements to the U.S. Guarantee Agreement are not being filed as exhibits to the Annual Report in reliance on Instruction 2 to Item 601 of Regulation S-K.

Supplements to the U.S. Guarantee Agreement entered into among HCA Inc., Bank of America, N.A., as administrative agent, and the following subsidiaries as additional U.S. guarantors, as of the dates indicated:

Supplement Number	Date	Additional U.S. Guarantors
No. 13	January 9, 2015
•
Citrus Memorial Hospital, Inc.
•
Citrus Memorial Property Management, Inc.
•
CHCA Pearland, L.P
•
Columbia Healthcare System of Louisiana, Inc.
•
HCA Pearland GP, Inc.
•
Mountain Division – CVH, LLC
•
Pearland Partner, LLC
•
Primary Health, Inc.
•
Southpoint, LLC
•
Vision Consulting Group LLC
•
Vision Holdings, LLC
•
WCP Properties, LLC

No. 15	January 10, 2017
•
East Florida − DMC, Inc.
•
H2U Wellness Centers, LLC
•
JPM AA Housing, LLC
•
MediCredit, Inc.
•
Oklahoma Holding Company, LLC
•
Outpatient Services Holdings, Inc.
•
Oviedo Medical Center, LLC
•
SSHR Holdco, LLC
•
The Outsource Group, Inc.

No. 16	January 3, 2018	• Cy-Fair Medical Center Hospital, LLC • Houston NW Manager, LLC • Houston − PPH, LLC

• North Houston − TRMC, LLC • Savannah Health Services, LLC • Sebring Health Services, LLC • Southeast Georgia Health Services, LLC • Weatherford Health Services, LLC
No. 17	March 31, 2020
•
CarePartners HHA Holdings, LLLP
•
CarePartners HHA, LLLP
•
CarePartners Rehabilitation Hospital, LLLP
•
Clinical Education Shared Services, LLC
•
Columbia Florida Group, Inc.
•
Columbia Physician Services – Florida Group, Inc.
•
FMH Health Services, LLC
•
HCA Eastern Group, Inc.
•
hInsight-Mobile Heartbeat Holdings, LLC
•
Las Encinas Hospital
•
MH Angel Medical Center, LLLP
•
MH Blue Ridge Medical Center, LLLP
•
MH Highlands-Cashiers Medical Center, LLLP
•
MH Hospital Holdings, Inc.
•
MH Hospital Manager, LLC
•
MH Master Holdings, LLLP
•
MH Master, LLC
•
MH Mission Hospital McDowell, LLLP
•
MH Mission Hospital, LLLP
•
MH Mission Imaging, LLLP
•
MH Transylvania Regional Hospital, LLLP
•
Mobile Heartbeat, LLC

No. 18	January 1, 2022	• Davie Medical Center, LLC • Springfield Health Services, LLC
No. 19	March 31, 2023	• Cactus Nevada Holdings, LLC
No. 20	June 30, 2023	• West Jordan Health Services, LLC
No. 21	December 1, 2023	• Decatur Health Services, LLC